UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 16, 2013, the Michigan Public Service Commission (MPSC) issued an order in DTE Gas Company's (DTE Gas) rate case No. U-16999. The full text of the order (Case No. U-16999) is available on the MPSC's website (http://efile.mpsc.state.mi.us/efile/). DTE Gas is a wholly-owned subsidiary of DTE Energy Company (DTE Energy).

On April 17, 2013, DTE Energy will post a summary and discussion of the order in the DTE Gas rate case to the DTE Energy website at www.dteenergy.com. The summary is filed as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

99.1	Summary of DTE Gas Rate Order dated April 17, 2013.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy's 2012 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy's actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2013

DTE ENERGY COMPANY
(Registrant)

/s/NAIF A. KHOURI
Naif A. Khouri
Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of DTE Gas Rate Order dated April 17, 2013.